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                                                                      Exhibit 5
                                                                      ---------




                               February 17, 1994



Fieldcrest Cannon, Inc.
326 East Stadium Drive
Eden, North Carolina  27288

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on the date hereof relating to 1,500,000 shares of $3.00 Series A Convertible Preferred
Stock, $.01 par value per share and 2,564,100 shares of Common Stock, $1.00 par value per share (the "Common Shares") (together, the Preferred Shares and the Common Shares referred to herein as the "Shares") of Fieldcrest Cannon, Inc., a Delaware corporation (the "Company").

     We have examined the Restated Certificate of Incorporation, as amended (the "Restated Certificate") and By-Laws of the Company, as amended to date, and originals, or copies certified to our satisfaction, of such records of meetings of the Company's directors and consents of stockholders, documents, and other instruments as we have deemed material for the purposes of this opinion.

     In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies, and (iii) the authenticity of the originals of the latter documents.

     We assume that appropriate action was taken, prior to the offer and sale of the Shares, to register and qualify the Shares under all applicable state "Blue Sky" and securities laws.
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Fieldcrest Cannon, Inc.
February 17, 1994
Page 2



     Based upon and subject to the foregoing, it is our opinion that:

     1. The Preferred Shares have been duly authorized for issuance by the Company and are legally issued, fully paid, and nonassessable.

     2. The Common Shares, initially issuable upon conversion of the Preferred Shares, have been duly authorized and reserved for issuance by the Company and, when issued upon such conversion in accordance with the terms of the Restated Certificate will have been legally issued, fully paid and nonassessable.

     We hereby consent to the use of our name in the Registration
Statement and in the related Prospectus and consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement.

                                   Very truly yours,



                                   HALE AND DORR